Exhibit 23.2

Consent of Independent Auditors
We consent to the incorporation by reference in the following Registration Statements:
•Registration Statement (Form S-8 No. 333-231258) pertaining to the Equitrans Midstream Corporation Employee Savings Plan,
•Registration Statement (Form S-8 No. 333-228338) pertaining to the Equitrans Midstream Corporation Employee Savings Plan,
•Registration Statement (Form S-3 No. 333-239828) pertaining to the registration of Common Stock and Preferred Stock Offered by the Selling Shareholders,
•Registration Statement (Form S-8 No. 333-228337) pertaining to the Equitrans Midstream Corporation 2018 Long-Term Incentive Plan,
•Registration Statement (Form S-8 No. 333-228340) pertaining to the Equitrans Midstream Corporation Directors’ Deferred Compensation Plan,
•Registration Statement (Form S-8 No. 333-239228) pertaining to the Equitrans Midstream Corporation 2018 Long-Term Incentive Plan,
•Registration Statement (Form S-3 No. 333-255597) pertaining to the Equitrans Midstream Corporation 2018 Dividend Reinvestment and Stock Purchase Plan,
•Registration Statement (Form S-8 No. 333-264537) pertaining to the registration of common stock under the Equitrans Midstream Corporation Employee Stock Purchase Plan,
•Registration Statement (Form S-8 No. 333-266524) pertaining to the Equitrans Midstream Corporation Amended and Restated Directors’ Deferred Compensation Plan, and
•Registration Statement (Form S-3 No. 333-268219) pertaining to the registration of Common Stock, Preferred Stock and Debt Securities Offered by the Company and Common Stock offered by a Selling Securityholder;
of our report dated February 25, 2022, with respect to the financial statements of Mountain Valley Pipeline, LLC – Series A included in the Annual Report (Form 10-K) of Equitrans Midstream Corporation for the year ended December 31, 2022.

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
February 21, 2023